UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2025
WESTERN MIDSTREAM OPERATING, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

Assumption of Aris Notes

Following the consummation of the Mergers (as defined in that certain Agreement and Plan of Merger, dated as of August 6, 2025, by and among Western Midstream Partners, LP, Aris Water Solutions, Inc., Arrakis OpCo Merger Sub LLC, Arrakis Holdings Inc., Arrakis Unit Merger Sub LLC, Arrakis Cash Merger Sub LLC, and Aris Water Holdings, LLC (“Aris OpCo”)), Aris OpCo’s 7.250% Senior Notes due 2030 (the “Aris Notes”) will remain outstanding and the indenture governing the Aris Notes was assumed by Western Midstream Operating, LP (“WES OpCo”).

On October 15, 2025, WES OpCo entered into a supplemental indenture with Computershare Trust Company, N.A., as trustee (the “Trustee”), pursuant to which WES OpCo agreed to assume all of the obligations of Aris OpCo under that certain indenture, dated as of March 25, 2025 relating to the Aris Notes. The foregoing description of the supplemental indenture does not purport to be complete and is qualified in its entirety by reference to the supplemental indenture, which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 8.01.

Fourth Amended and Restated Agreement of Limited Partnership of WES OpCo

Following the consummation of the Mergers, the Third Amended and Restated Agreement of Limited Partnership of WES OpCo will be amended and restated to, among other things, provide for the issuance of preferred units of WES OpCo.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

4.1*	Supplemental Indenture, dated as of October 15, 2025, by and among Western Midstream Operating, LP and Computershare Trust Company, N.A., as Trustee.
104	Cover Page Interactive Data File.
*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

		By:	Western Midstream Operating GP, LLC, its general partner

Dated:	October 15, 2025	By:	/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer